EMPLOYMENT AGREEMENT

This Employment Agreement is entered into as of the 1st day of November, 2010, between

Xnergy, Inc., a California corporation with its principal offices located in Carlsbad, California

(“Xnergy” or the “Company”), and Joey Catalano (“Employee”).

In consideration of the mutual covenants contained in this Agreement, the Company and

Employee agree as follows:

1. Employment.

During the term of this Agreement, as defined in Sections 2 and 4 of this Agreement, the

Company shall employ Employee, and Employee hereby accepts such employment by the

Company, in accordance with the terms and conditions set forth in this Employment Agreement.

(a) Position and Duties. Employee shall serve as Vice President and Chief Operating

Officer (COO) of the Company. Employee shall perform all duties, services and responsibilities and have such authority and powers for and on behalf of, the Company as are customary and appropriate for such positions and as are established from time to time by, or in accordance with procedures established by, the Company’s Board of Directors.

Employee shall report to the Chief Executive Officer of the Company

(b) Performance. Employee shall perform the duties called for under this Agreement to the best of his ability and shall devote all of his business time, energies, efforts and skill to such duties during the term of his employment. Employee shall be based at, and be expected to perform his duties at, the Company offices in San Diego and at other geographic locations as required, and shall include reasonable travel incidental to the performance of his duties under this Employment Agreement.

c) Additional Duties. The Company agrees that within eighteen (18) months of the date of

Closing of the acquisition of all of the issued and outstanding stock of the Company by

Healthcare of Today, Inc., ownership of the outstanding stock of Xnergy will be transferred to

Alternative Energy Partners, Inc. (“AEGY”) and Xnergy will become a wholly-owned subsidiary of AEGY. The parties acknowledge that their intent is that, in addition to his duties hereunder to the Company which shall continue, Employee shall be appointed to the Board of Directors of

AEGY and as its Vice President and COO, and shall be compensated as described in Addendum

A of this Agreement for serving in those positions, reporting to the Chief Executive Officer of

AEGY. The Board of Directors of the Company shall be made up of five members, one of whom shall be Employee at all times during his employment by the Company under this

Agreement, one of whom shall be Jason Davis at all times during his employment by the

Company under a similar employment agreement with the Company, two of whom shall be appointed at all times by Healthcare of Today, Inc. and the fifth of whom shall be nominated and appointed by the other four members and shall serve as the Chairman of the Board of Directors.

2. Term.

Subject to Section 4 of this Agreement, the term of Employee’s employment under this

Agreement shall begin on the date of the Closing of the acquisition of all of the issued and outstanding stock of the Company by Healthcare of Today, Inc. (“Healthcare”), pursuant to the

Acquisition Agreement between the Company, its shareholders and Healthcare dated September

30, 2010, and shall continue for an initial term of twenty-four (24) months and shall be renewed annually thereafter for successive 12 month terms, unless modified, amended or terminated by the parties as provided herein.

3. Compensation, Expenses and Benefits.

As full compensation for Employee’s performance of his duties pursuant to this Agreement, the

Company shall pay Employee during the term of this Agreement, and Employee shall accept as full payment for such performance, the following aggregate amounts and benefits:

(a) Salary. As salary for Employee’s services to be rendered under this Agreement, the

Company shall pay Employee an aggregate salary, payable monthly in arrears, based on the following schedule:

$140,000 per year, payable every two weeks to coincide with Xnergy's current payroll system and third party Direct Deposit for the preceding two weeks.

(b) Bonus. The Company may pay Employee a bonus, in such amount and at such time as shall be determined by the Company’s Board of Directors or its Compensation Committee and

any bonus to which Employee may be entitled to under any Executive Officer Bonus Plan now or hereafter in effect. The Board of Directors of the Company or the Compensation Committee

shall review Employee’s salary and bonus at least once a year to determine the amount, if any, of

Employee’s salary increase and discretionary bonus.

(c) Business Expenses. The Company shall pay or reimburse Employee for all reasonable, ordinary and necessary travel expenses including airfare, car rental and lodging,

cellular phone, Internet access, entertainment, meals, and other out-of-pocket expenses incurred by Employee in connection with the Company’ businesses, for which Employee submits appropriate receipts and which are consistent with Company policy or have been authorized by the Company’ Boards of Directors.

(d) Benefits. Employee shall be eligible to participate in all fringe benefits that he is currently enjoying as an employee of the Company, including but without limitation the following: major medical and dental insurance, life insurance, any 401(k) plan, retirement plans and other employee benefit plans, applicable to other similar employees of the Company, when and if adopted and made available during the term of this Agreement to employees with similar periods of service, subject to any eligibility or other requirements for participating in such fringe benefits and to the actual existence of the respective plans.

(e) Options and Stock Benefits. In addition to the compensation otherwise provided for herein, Employee shall be entitled to receive the stock options and stock benefits described in

Addendum A.

(f) Indemnification; Directors and Officers Insurance. The Company shall, to the fullest extent authorized or permitted by applicable state law, defend, indemnify and hold Employee, his heirs, executors, administrators and other legal representatives, harmless from and against any and all claims, suits, debts, causes of action, proceedings or other actions, at law or in equity,

including costs and reasonable attorney fees which any person or entity may have had, now has or may in the future have with respect to Employee’s service to the Company as an officer,

employee or agent thereof. This provision shall survive the termination of this agreement.

(g) Vacation. Employee is eligible for vacation in accordance with existing Company policy which is that after five (5) years of service an employee receives fifteen (15) days of paid vacation time each calendar year. Only one week of vacation may be accrued or carried over from one calendar year to another, with a maximum of twenty (20) days of paid vacation being allowed to be accrued at any one time over one calendar year.

4. Termination.

(a) Death. Employee’s employment under this Employment Agreement shall terminate immediately upon Employee’s death.

(b) Disability. Employee’s employment under this Employment Agreement shall terminate at the

Company’s option, immediately upon notice to Employee given after Employee’s “total disability”, but no earlier than the later of (i) the day after six (6) consecutive months during which Employee suffers from a “total disability” and (ii) the day that Employee is eligible to begin receiving disability benefits under the insurance policy or its equivalent provided in

Section 3 of this Agreement, assuming such condition continues, all, if permitted by such insurance policy or its equivalent, as determined by a doctor chosen by the Company and a doctor chosen by Employee, if necessary, a doctor mutually chosen by such doctors. Employee shall continue to receive compensation pursuant to Section 3 during the period prior to the termination of Employee’s employment pursuant to this Section 4 (b), less any disability benefits

Employee receives pursuant to the insurance policy or its equivalent provided by Section 3 with respect to such period. There shall be no deduction for disability benefits received by Employee if Employee pays the premiums on such disability insurance policy.

(c) With Cause - Employer. The Company shall have the right, upon written notice to

Employee, to terminate Employee’s employment under this Employment Agreement for “cause”.

Such termination shall be effective immediately upon Employee’s receipt of such written notice.

“Cause” means only the following: a) breach by Employee of any Confidentiality Agreement by and between Employee and the Company, but only if such breach has a material adverse effect on the Company, b) failure to perform his duties under this Employment Agreement, c) gross neglect, gross abuse of office amounting to fraud or (d) any conviction of a felony provided that failure to perform his duties under this Employment Agreement gross neglect, and gross abuse of office amounting to breach of trust shall constitute “cause” only if Employee fails to correct or fails to terminate such actions to the satisfaction of the Board of Directors of the Company, with

Employee not participating in any discussions or vote thereon within thirty (30) days after written notice of such “cause” from the Company to the Employee.

(d) Without Cause - Company. The Company shall have the right, upon written notice to the

Employee, to terminate Employee’s employment under this Employment Agreement without

“cause”. Such termination shall be effective thirty days after the receipt of such notice.

(e) Without Cause – Employee. The Employee shall have the right, upon written notice to the

Company, to terminate Employee’s employment under this employment Agreement without

“cause”.

5. Effects of Termination.

(a) If Employee’s employment under this Employment Agreement is terminated pursuant to Sections 4 (a), 4(b), or 4 (c) or if Employee resigns pursuant to Section 4 (e), the

Company’s obligations under this Employment Agreement, including obligations under Section

3, shall end except for the Company’s obligations to: (i) reimburse Employee (or his estate) for all out of pocket expenses incurred and unpaid pursuant to Section 3 of this Agreement and all accrued and unpaid vacation leave and other benefits actually due pursuant to Section 3 through the date of termination; and (ii) pay to Employee all salary and bonus compensation pursuant to

Section 3 through the effective date of termination.

(b) Notwithstanding anything to the contrary in this Employment Agreement or any other agreement between the parties, if Employee’s employment is terminated pursuant to

Section 4 (d), in addition to providing the benefits described in Section 5 (a):

(i) The Company shall pay and/or provide to Employee all

compensation, expenses, rights and benefits provided under Section 3 hereof, as if termination by the Company pursuant to Section 4 (d) had not occurred and which shall continue for a period of the duration of the term of this AgreementEmployee shall not be bound by the terms of Sections 6 and 7 of this Agreement after two years from the termination date;

(ii) Employee shall be fully vested in all stock options provided to him by the Company.

(iii) All payments due and not paid for the acquisition of Company become due upon date of termination;

(c) In the event Employee terminates Employee’s employment pursuant to Section 4(e)

of this Agreement, employee shall forfeit any and all outstanding and unpaid consideration then due to employee pursuant to any Merger Agreement or Acquisition

Agreement entered into by and between Employee and employer or any parent company of employer.

6. Solicitation of Employees and Consultants.

(a) Provided that the Company is not in default under this Employment Agreement,

including but not limited to Section 3 of this Agreement, then upon termination of Employee’s employment with the Company under this Agreement, with cause by the Company or without cause by the Employee, then Employee shall not, for a period of two (2) years following the date of such termination:

(i) Solicit or attempt to hire any person who is then employed by the

Company or its subsidiaries or who, to Employee’s knowledge, was employed by the Company or its subsidiaries at any time during the year before the termination of Employee’s employment with the Company under this Agreement; or

(ii) Encourage any such person to terminate his employment

with the Company or its subsidiaries.

7. Covenant Not to Compete.

Provided that the Company is not in default under this Employment Agreement, including but not limited to Section 3 of this Agreement, then upon termination of Employee’s employment with the Company under this Agreement with cause by the Company or without cause by the

Employee, for a period of three (3) years following the date of such termination, Employee shall not:

(a), within a one hundred (100) mile radius of any customer of Company whose principal place of business is located in California, Nevada or Arizona at the time of such termination, directly or indirectly, himself, or through or for an individual, person or entity wherever located engage in the business of marketing, selling or distributing any product or service which the Company was then marketing, selling or distributing at the time of such termination; or

(b) contact, solicit or otherwise do business with any customer of Company at the time of such termination; provided, that Employee may own, for investment purposes only,

up to 3% of the stock of any publicly traded business or fund engaged in the business of marketing, selling or distributing any product or service which the Company was then marketing, selling or distributing at the time of such termination, whose stock is either listed on a national stock exchange or on The NASDAQ National Market (if Employee is not otherwise affiliated with such business).

8. Return of Documents.

Upon termination of Employee's employment with the Company for any reason, all documents,

procedural manuals, guides, specifications, plans, drawings, designs and similar materials,

diaries, records, customer lists, notebooks, and similar repositories of or containing confidential information, including all copies thereof, then in Employee’s possession or control, whether prepared by Employee or others, shall be left with, or forthwith returned by Employee to, the

Company.

9. Company’ Remedies.

Employee acknowledges and agrees that the covenants and undertakings contained in Sections

1(b), 6, 7 and 8 of this Agreement relate to matters which are of a special, unique and extraordinary character and that a violation of any of the terms of such Sections will cause irreparable injury to the Company, the amount of which will be difficult, if not impossible, to estimate or determine and which cannot be adequately compensated. Therefore, Employee agrees that the Company, in addition to any other available remedies under applicable law and subject to Paragraph 17 of this Agreement, shall be entitled, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction,

restraining any violation or threatened violation of any such terms by Employee and such other persons as the court shall order, but only after Employee shall be given at least five (5) days written notice of Company's request for such equitable relief and an opportunity to present his position to the Court of competent jurisdiction located in San Diego County, California.

10. Employee’s Remedies.

Employee’s remedy against the Company for breach of this Agreement and/or wrongful termination of his employment is the collection of any compensation due him as provided in

Sections 3 and 5 and such other remedies as are available to Employee under law or in equity,

subject to Paragraph 17 of this Agreement.

11. Assignment.

The Company shall not be required to make any payment under this Agreement to any assignee or creditor of Employee, other than to Employee's legal representative or his estate on death or disability. Employee’s obligations under this Agreement are personal and may not be assigned,

delegated or transferred in any manner and any attempt to do so shall be void. Employee, or his legal representative, shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any right of Employee under this Agreement. The Company may not assign this Agreement without Employee’s consent. This Agreement shall be binding upon, and shall inure to the benefit of, the Company, Employee and their permitted successors and assigns.

12. Company’ Obligations Unfunded.

Except for any benefits under any benefit plan of the Company that are required by law or by express agreement to be funded, it is understood that the Company’ obligations under this

Agreement are not funded, and it is agreed that the Company shall not be required to set aside or escrow any monies in advance of the due date of the payment of such monies to Employee.

13. Notices.

(a) To Employee. Any notice to be given under this Agreement by the Company to Employee shall be deemed to be given if delivered to Employee in person or three business days after mailed to him by certified or registered mail, postage prepaid, return receipt requested, to:

Joey Patalano

6759 Mineral Drive

San Diego, CA 92119

or at such other address as Employee shall have advised the Company in writing.

(b) To the Company. Any notice to be given by Employee to the Company shall be deemed to be given three business days after mailed by certified or registered mail, postage prepaid, return receipt requested, to:

Xnergy, Inc.

2721 Loker Avenue West

Carlsbad, CA 92010

With a copy to:

Healthcare of Today, Inc.

1365 N. Courtenay Parkway, Suite A

Merritt Island, FL 32953

Attention: Robert Hipple, General Counsel

or at such other address as the Company shall have advised Employee in writing.

14. Amendments.

This Agreement shall not be amended, in whole or in part, except by an agreement in writing signed by the Company and Employee.

15. Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and all prior agreements or understandings, oral or written, are merged in this Agreement and are of no further force or effect. The parties acknowledge that they are not relying on any representations, express or implied, oral or written, (relating to any aspect of

Employee's current or future employment or otherwise), except for those stated in this Agreement.

Employee further acknowledges that his sole rights and remedies with respect to any aspect of his employment or termination of his employment are provided for in this Agreement.

16. Captions.

The captions of this Agreement are included for convenience only and shall not affect the construction of any provision of this Agreement.

17. Arbitration .

The Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration on the following terms:

(a) It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than five business days’ prior written notice of its intention to do so to the other party together with particulars of the matter in dispute. On the expiration of such five business days the party who gave such notice may proceed to refer the dispute to arbitration as provided for below.

(b) The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within five business days after receiving such notice,

appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for (and if both Parties agree in writing to drop their respective arbitrators then the

"chairman" shall serve as the sole arbitrator). If the other party shall fail to appoint an arbitrator within five business days after receiving actual notice of the appointment of the first arbitrator,

then the proceeding may continue with only one arbitrator so appointed, and if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed in accordance with the rules for commercial arbitration of the

American Arbitration Association. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with the rules for commercial arbitration of the American Arbitration Association and shall be conducted in either San Diego or Orange Counties in the State of California. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for by the rules for commercial arbitration of the American Arbitration Association, or this section.

After hearing any evidence and representations that the parties may submit, the single arbitrator,

or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties.

(c) The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them, and there shall be no appeal from such award. Any such award may be filed thereafter in any court of competent jurisdiction in order to enforce the said award, and shall have the same force and effect as a judgment in favor of the party in his favor the award was entered and against the other party to the arbitration.

(d) Any award in the arbitration shall be limited to actual contractual damages, and there shall be no award of consequential or punitive damages. Each party expressly waives and disclaims the right to a jury trial relating to or arising out of this Agreement and expressly accepts the arbitration procedure set forth herein as the sole means of resolving any disputes or disagreements. The parties agree that the Arbitrator shall award the substantially prevailing party his/its reasonable attorney's fees and costs incurred in the subject dispute, together with any costs incurred (including any expert witness fees).

18. Severability.

All provisions, agreements, and covenants contained in this Agreement are severable, and in the event any of them shall be held to be illegal, void or invalid by any competent court or under any applicable law, such provision shall be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal,

void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain binding in accordance with their terms.

19. No Waiver.

No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

20. Consultation with Counsel.

Employee acknowledges that he has been given the opportunity to consult with his personal legal counsel concerning all aspects of this Agreement and the Company have urged Employee to so consult with such counsel.

21. Conflicts.

Employee represents and warrants that his execution, delivery and performance of this Agreement will not (i) constitute a breach or violation of any agreement or arrangement to which he is a party or by which the is bound; (ii) constitute a violation of any order, judgment or decree to which he is a party; or (iii) require the consent of any third party.

IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date and year first above written.

Xnergy, Inc.

Company

By:

Its: _________________________________

Joey Catalano

Employee

ADDENDUM A – PERFORMANCE-BASED COMPENSATION

A. AEGY STOCK OPTION GRANT. Subject to the terms and conditions listed herein, and upon Healthcare transferring its ownership of the Company to AEGY and Employee becoming a member of the Board of Directors and the President and COO of AEGY, AEGY shall issue stock options to Employee annually for the calendar years 2011, 2012, 2013, 2014, and 2015, to purchase common shares of AEGY stock (the “AEGY Stock Options”), up to an aggregate value of $101,995 each calendar year, at an exercise price of US$0.001 per share under a stock option plan to be adopted and approved by AEGY (the “Plan”).

AEGY’s Board of Directors, or an independent compensation committee appointed by its Board of Directors, shall determine the performance result criteria upon which the Stock Options shall be granted, vest, and become exercisable under the Plan. In the event the conditions set forth by the Board of Directors, or an independent compensation committee appointed by the Board of

Directors, are met, the Company shall issue the AEGY Stock Options upon completion, in form satisfactory to AEGY, of the conditions to the grant of the Options

B. CONDITIONAL STOCK GRANT. In the event the 2010 annual audited consolidated earnings before income tax (“EBIT”) of Xnergy and ecoLegacy is not less than US $3.5 million,

based on generally accepted accounting principles consistently applied and in form required by

Regulation S-X issued under the Securities and Exchange Act of 1934, Healthcare of Today, Inc.

shall issue to Sellers $11,219 restricted, unregistered common shares of Healthcare of Today,

Inc. (“Healthcare”) stock (“Healthcare Performance Shares”), as valued in Section 2.1 of that certain Acquisition Agreement executed by and between Xnergy and Healthcare on the 30th day of September, 2010. In the event the conditions set forth herein are met, the Healthcare

Performance Shares shall be issued to Sellers either as free trading shares or subject to a piggy-

back registration requirement in the event HOTI is not then trading publicly, if the 2010 annual audited consolidated earnings before income tax (EBIT) of the Company and ecoLegacy are equal to or greater than $3.5 million, based on generally accepted accounting principles consistently applied. The Performance Shares shall be issued, if earned, on completion of the audit of the Company and ecoLegacy for the calendar year ended December 31, 2010, but no later than April 30, 2011.

EBIT shall be exclusive of any parent or affiliate company prorata burden and/or SG&A fees taxed against the company’s income and of any income, net revenues or other operations of any subsequent acquisition of AEGY, Xnergy or ecoLegacy .

C. HEALTHCARE CONDITIONAL STOCK OPTION GRANT. Healthcare shall issue to

Employee options to purchase up to 407,980 common shares of Healthcare stock (the

“Healthcare Stock Options”) to be issued at Closing and at an exercise price of US$1.00 per share and vesting and exercisable annually based on the annual consolidated EBIT of the

Company and ecoLegacy commencing for the calendar years 2011 through 2015, as follows:

Consolidated EBIT Options Vesting and

(no less than): Exercisable Each Year

$ 3,500,000 50,998

$ 4,200,000 61,197

$ 5,040,000 81,596

$ 6,048,000 101,995

$ 7,260,000 122,394

$ 8,712,000 142,793

Annual Minimum Vesting. Stock Options equaling not less than 50,998 shares, valued at US

$1.00 shall vest and become exercisable for each of the calendar years 2011, 2012, 2013 and

2014, provided that annual consolidated EBIT of Xnergy and ecoLegacy, as defined in Section

1.4 of the Acquisition Agreement, is not less than US$3,500,000 in any year. Any and all Stock

Options not vested and exercised before December 31, 2017 shall expire.

EBIT shall be exclusive of any parent or affiliate company prorata burden and/or SG&A fees taxed against the company’s income and of any income, net revenues or other operations of any subsequent acquisition of AEGY, Xnergy or ecoLegacy

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